Exhibit 10.2

SECURITIZATION PROPERTY PURCHASE AND SALE AGREEMENT

by and between

DTE ELECTRIC SECURITIZATION FUNDING III LLC,

Issuer

and

DTE ELECTRIC COMPANY,

Seller

Acknowledged and Accepted by

U.S. Bank Trust Company, National Association, as Indenture Trustee

Dated as of [Closing Date], 2026

SECTION 6.06. Separate Counterparts	13

SECTION 6.07. Headings	14

SECTION 6.08. Governing Law	14

SECTION 6.09. Assignment to Indenture Trustee	14

SECTION 6.10. Limitation of Liability	14

SECTION 6.11. Waivers	14

EXHIBIT

Exhibit A	Form of Bill of Sale

This SECURITIZATION PROPERTY PURCHASE AND SALE AGREEMENT, dated as of [Closing Date], 2026 (this “Sale Agreement”), is by and between DTE ELECTRIC SECURITIZATION FUNDING III LLC, a Delaware limited liability company (the “Issuer”), and DTE ELECTRIC COMPANY, a Michigan corporation (together with its successors in interest to the extent permitted hereunder, the “Seller”), and acknowledged and accepted by U.S. Bank Trust Company, National Association, as Indenture Trustee.

RECITALS

WHEREAS, the Issuer desires to purchase the Distribution Securitization Property and the Power Supply Securitization Property (collectively, the “Securitization Property”) created pursuant to the Statute and the Financing Order;

WHEREAS, the Seller is willing to sell its rights and interests under the Financing Order to the Issuer whereupon such rights and interests shall become the Securitization Property;

WHEREAS, the Issuer, in order to finance the purchase of the Securitization Property, will issue the Securitization Bonds under the Indenture; and

WHEREAS, the Issuer, to secure its obligations under the Securitization Bonds and the Indenture, will pledge, among other things, all right, title and interest of the Issuer in and to the Securitization Property and this Sale Agreement to the Indenture Trustee for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 1.01. Definitions and Rules of Construction.

(a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in that certain Indenture (including Appendix A thereto) dated as of the date hereof (the “Indenture”), among the Issuer, U.S. Bank Trust Company, National Association, in its capacity as indenture trustee (the “Indenture Trustee”) and U.S. Bank National Association in its capacities as a securities intermediary and an account bank. Not all terms defined in Appendix A of the Indenture are used in this Sale Agreement. The rules of construction set forth in Appendix A of the Indenture shall apply to this Sale Agreement.

(b) Whenever used in this Sale Agreement, the following words and phrases shall have the following meanings:

“Bill of Sale” means a bill of sale substantially in the form of Exhibit A hereto delivered pursuant to Section 2.02(a).

“Losses” means (i) any and all amounts of principal of and interest on the Securitization Bonds not paid when due or when scheduled to be paid in accordance with their terms and the amounts of any deposits by or to the Issuer required to have been made in accordance with the terms of the Basic Documents or the Financing Order which are not made when so required and (ii) any and all other liabilities, obligations, losses, claims, damages, payments, costs or expenses of any kind whatsoever.

ARTICLE II.

TRANSFER OF SECURITIZATION PROPERTY

SECTION 2.01. Transfer of Securitization Property.

(a) In consideration of the Issuer’s delivery to or upon the order of the Seller of $[ ] for the Distribution Securitization Property and of $[ ] for the Power Supply Securitization Property, subject to the conditions specified in Section 2.02, the Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse or warranty, except as set forth herein, all right, title and interest of the Seller in, to and under the Securitization Property (such sale, transfer, assignment, setting over and conveyance of the Securitization Property includes, to the fullest extent permitted by the Statute, the property rights and property interests of DTE Electric under the Financing Order, including the right to impose, collect and receive Securitization Charges, the right to obtain True-Up Adjustments and all revenue, collections, payments, moneys and proceeds arising out of the rights and interests created under the Financing Order.) Such sale, transfer, assignment, setting over and conveyance of the Securitization Property is hereby expressly stated to be a sale or other absolute transfer and, pursuant to Section 10l(1) of the Statute and shall be treated as a true sale and not as a secured transaction. The Seller and the Issuer agree that after giving effect to the sale, assignment and transfer contemplated hereby the Seller has no right, title or interest in or to the Securitization Property to which a security interest could attach because (i) it has sold, transferred, assigned, set over and conveyed all right, title and interest in and to the Securitization Property to the Issuer, (ii) as provided in Section 10l(1) of the Statute, legal and equitable title shall have passed to the Issuer and (iii) as provided in Section 10m(3) of the Statute, appropriate financing statements have been filed and such transfer is perfected against all third parties, including subsequent judicial or other lien creditors. If such sale, transfer, assignment, setting over and conveyance is held by any court of competent jurisdiction not to be a true sale as provided in Section 10l(1) of the Statute, then such sale, transfer, assignment, setting over and conveyance shall be treated as a pledge of the Securitization Property and as the creation of a security interest (within the meaning of the Statute and/or the applicable UCC) in the Securitization Property and, without prejudice to its position that it has absolutely transferred all of its rights in the Securitization Property to the Issuer, the Seller hereby grants a security interest in the Securitization Property to the Issuer (and to the Indenture Trustee for the benefit of the Secured Parties) to secure their respective rights under the Basic Documents to receive the Securitization Charges and all other Securitization Property (the “Back-Up Security Interest”).

(b) Subject to Section 2.02, the Issuer does hereby purchase the Securitization Property from the Seller for the consideration set forth in this Section 2.01(a).

SECTION 2.02. Conditions to Transfer of Securitization Property. The obligation of the Seller to sell, and the obligation of the Issuer to purchase the Securitization Property on the Closing Date shall be subject to the satisfaction of each of the following conditions:

(a) on or prior to the Closing Date, the Seller shall have delivered to the Issuer a duly executed Bill of Sale identifying the Securitization Property to be transferred on the Closing Date;

(b) on or prior to the Closing Date, the Seller shall have obtained the Financing Order creating the Securitization Property;

(c) as of the Closing Date, the Seller is not insolvent and will not have been made insolvent by such sale and the Seller is not aware of any pending insolvency with respect to itself;

(d) as of the Closing Date, the representations and warranties of the Seller set forth in this Sale Agreement shall be true and correct with the same force and effect as if made on the Closing Date (except to the extent that they relate to an earlier date); and on and as of the Closing Date, no breach of any covenant or agreement of the Seller contained in this Sale Agreement has occurred and is continuing; and no Servicer Default shall have occurred and be continuing;

(e) as of the Closing Date, (i) the Issuer shall have sufficient funds available to pay the purchase price for the Securitization Property to be transferred on such date and (ii) all conditions to the issuance of the Securitization Bonds intended to provide such funds set forth in the Indenture shall have been satisfied or waived;

(f) on or prior to the Closing Date, the Seller shall have taken all action required to transfer to the Issuer ownership of the Securitization Property to be transferred on such date, free and clear of all Liens other than Liens created by the Issuer pursuant to the Basic Documents and to perfect such transfer, including, without limitation, filing any statements or filings under the Statute and the applicable UCC and the Issuer or the Servicer, on behalf of the Issuer, shall have taken any action required for the Issuer to grant the Indenture Trustee a first priority perfected security interest in the Securitization Bond Collateral and maintain such security interest as of the Closing Date;

(g) the Seller shall have delivered to the Rating Agencies and the Issuer any Opinions of Counsel required by the Rating Agencies;

(h) the Seller shall have received and delivered to the Issuer and the Indenture Trustee an opinion or opinions of outside tax counsel (as selected by the Seller, and in form and substance reasonably satisfactory to the Issuer) to the effect that (i) the Issuer will not be subject to U.S. federal income tax as an entity separate from its sole owner and that the Securitization Bonds will be treated as debt of the Issuer’s sole owner for U.S. federal income tax purposes and (ii) for U.S. federal income tax purposes, the Seller will not be treated as recognizing gross income upon the issuance of the Securitization Bonds;

(i) on and as of the Closing Date, each of the Issuer’s certificate of formation, the LLC Agreement, the Servicing Agreement, this Sale Agreement, the Indenture, the Intercreditor Agreement, the Financing Order and the Statute shall be in full force and effect;

(j) the Securitization Bonds shall have received a rating or ratings required by the Financing Order;

(k) the Seller shall have delivered to the Indenture Trustee and the Issuer an Officer’s Certificate confirming the satisfaction of each condition precedent specified in this Section 2.02; and

(l) the Seller shall have received the purchase price for the Securitization Property.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF SELLER

Subject to Section 3.09, the Seller makes the following representations and warranties, as of the Closing Date, and the Seller acknowledges that the Issuer has relied thereon in acquiring the Securitization Property. The representations and warranties shall survive the sale, assignment and transfer of the Securitization Property to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture. The Seller agrees that (i) the Issuer may assign the right to enforce the following representations and warranties to the Indenture Trustee and (ii) the representations and warranties inure to the benefit of the Issuer and the Indenture Trustee.

SECTION 3.01. Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, with the requisite corporate power and authority to own its properties as such properties are currently owned and to conduct its business as such business is now conducted by it, and has the requisite corporate power and authority to obtain the Financing Order and own the rights and interests under the Financing Order and to sell and assign those rights and interests to the Issuer whereupon such rights and interests shall become “securitization property” as defined in the Statute.

SECTION 3.02. Due Qualification. The Seller is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the Seller’s business, operations, assets, revenues or properties, the Securitization Property, the Issuer or the Securitization Bonds).

SECTION 3.03. Power and Authority. The Seller has the requisite corporate power and authority to execute and deliver this Sale Agreement and to carry out its terms; and the execution, delivery and performance of obligations under this Sale Agreement have been duly authorized by all necessary corporate action on the part of the Seller under its organizational or governing documents and laws.

SECTION 3.04. Binding Obligation. This Sale Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ or secured parties’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

SECTION 3.05. No Violation. The consummation of the transactions contemplated by this Sale Agreement and the fulfillment of the terms hereof do not and will not: (a) conflict with or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the Seller’s organizational documents or any indenture, or other material agreement or instrument to which the Seller is a party or by which it or any of its properties is bound; or (b) result in the creation or imposition of any Lien upon any of the Seller’s properties pursuant to the terms of any such indenture, agreement or other instrument (other than any Lien that may be granted in the Issuer’s favor or any Lien under the Basic Documents or any Liens created by the Issuer pursuant to the Statute) or violate any existing law or any existing order, rule or regulation applicable to the Seller of any Governmental Authority having jurisdiction over the Seller or its properties.

SECTION 3.06. No Proceedings. There are no proceedings pending and, to the Seller’s knowledge, there are no proceedings threatened and, to the Seller’s knowledge, there are no investigations pending or threatened, before any Governmental Authority having jurisdiction over the Seller or its properties involving or relating to the Seller or the Issuer or, to the Seller’s knowledge, any other Person: (a) asserting the invalidity of the Statute, the Financing Order, this Sale Agreement, any of the other Basic Documents or the Securitization Bonds; (b) seeking to prevent the issuance of the Securitization Bonds or the consummation of any of the transactions contemplated by this Sale Agreement or any of the other Basic Documents; (c) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Statute, the Financing Order, this Sale Agreement, any of the other Basic Documents or the Securitization Bonds; or (d) seeking to adversely affect the U.S. federal income tax or state income or franchise tax classification of the Securitization Bonds as debt.

SECTION 3.07. Approvals. Except for UCC financing statement filings and other filings under the Statute, no approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required in connection with the execution and delivery by the Seller of this Sale Agreement, the performance by the Seller of the transactions contemplated hereby or the fulfillment by the Seller of the terms hereof, except those that have been obtained or made and those that the Seller, in its capacity as Servicer under the Servicing Agreement, is required to make in the future pursuant to the Servicing Agreement. The Seller has provided the Commission with a copy of each registration statement, prospectus or other closing document filed with the SEC as part of the transactions contemplated hereby immediately following the filing of the original document.

SECTION 3.08. The Securitization Property.

(a) Information. Subject to Section 3.08(h) below, at the Closing Date, all written information, as amended or supplemented from time to time, provided by the Seller to the Issuer with respect to the Securitization Property (including the Expected Amortization Schedule, the Expected Sinking Fund Schedule, the Scheduled Principal Contribution Obligation Balance Schedule and the Financing Order) is true and correct in all material respects.

(b) Title. It is the intention of the parties hereto that the sale, assignment and transfer of the Securitization Property herein contemplated constitutes a sale or other absolute transfer of the Distribution Securitization Property and Power Supply Securitization Property from the Seller to the Issuer and that no interest in, or right or title to, the Securitization Property would be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No portion of the Distribution Securitization Property and Power Supply Securitization Property has been sold, transferred, assigned, pledged or otherwise conveyed by the Seller to any Person other than the Issuer, and, to the Seller’s knowledge (after due inquiry), no security agreement, financing statement or equivalent security or lien instrument listing the Seller as debtor covering all or any part of the Distribution Securitization Property and Power Supply Securitization Property is on file or of record in any jurisdiction, except such as may have been filed, recorded or made in favor of the Issuer or the Indenture Trustee in connection with the Basic Documents. The Seller has not authorized the filing of and is not aware (after due inquiry) of any financing statement against it that includes a description of collateral including the Distribution Securitization Property and Power Supply Securitization Property other than any financing statement filed, recorded or made in favor of the Issuer or the Indenture Trustee in connection with the Basic Documents. The Seller is not aware (after due inquiry) of any judgment or tax lien filings against either the Seller or the Issuer.

(c) Transfer Filings. On the Closing Date, immediately upon the sale hereunder, the Securitization Property shall be validly transferred and sold to the Issuer, and the Issuer shall own all the Securitization Property free and clear of all Liens (except for the Lien created in favor of the Indenture Trustee granted under the Indenture and valid pursuant to the Statute) and all filings and actions to be made or taken by the Seller (including filings with the Michigan Department of State pursuant to the Statute and the applicable UCC) necessary in any jurisdiction to give the Issuer a valid ownership interest (subject to any Lien created in favor of the Indenture Trustee for the benefit of the Holders pursuant to the Indenture and perfected pursuant to the Statute) in the Securitization Property have been made or taken. No further action is required to establish such ownership interest. All applicable filings also have been made to the extent required by applicable law in any jurisdiction to perfect the Back-Up Security Interest granted by the Seller to the Issuer.

(d) Financing Order; Other Approvals. On the Closing Date, under the laws of the State of Michigan and the United States in effect on the Closing Date: (i) the Financing Order pursuant to which the rights and interests of the Seller, including the right to impose, collect and receive the Securitization Charges and the interest in and to the Securitization Property transferred on such date have been created, is Final and in full force and effect; (ii) as of the issuance of the Securitization Bonds, the Securitization Bonds are entitled to the protection provided by the Statute and, accordingly, the Financing Order and the Securitization Charges are not revocable by the Commission; (iii) as of the Closing Date, revisions to the Seller’s electric tariff to implement the Securitization Charges have been filed and are in full force and effect, and such revisions are consistent with the Financing Order and have been implemented consistent with the Financing Order; (iv) the process by which the Financing Order creating the Securitization Property was adopted and approved complies with all applicable laws, rules and regulations; (v) the Financing Order is not subject to appeal and is legally enforceable, and the process by which it was issued complied with all applicable laws, rules and regulations; and (vi) no other approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required in connection with the creation of the Securitization Property transferred on such date, except those that have been obtained or made.

(e) State Action. Under the Statute, the State of Michigan pledged that it will not take or permit any action that would impair the value of the Distribution Securitization Property or Power Supply Securitization Property, reduce, or alter, except as allowed in connection with the True-Up Adjustment, or impair the Securitization Charges to be imposed, collected and remitted to the Issuer until the principal, interest and premium, if any, and any other charges incurred, and contracts to be performed, in connection with the Securitization Bonds have been paid and performed in full; and under the Contract Clauses of the State of Michigan and United States Constitutions, the State of Michigan, including the Commission, could not constitutionally take any action of a legislative character, including the repeal or amendment of the Statute or the Financing Order (including repeal or amendment by voter initiative as defined in the Michigan Constitution or by amendment of the Michigan Constitution), that would substantially impair the value of the Distribution Securitization Property or Power Supply Securitization Property or substantially reduce or alter, except as allowed in connection with the True-Up Adjustment, or substantially impair the Securitization Charges to be imposed, collected and remitted to the Issuer, unless this action is a reasonable exercise of the State of Michigan’s sovereign powers and of a character reasonable and appropriate to further the public purpose justifying this action and, under the Takings Clauses of the State of Michigan and United States Constitutions, the State of Michigan, including the Commission, could not repeal or amend the Statute or the Financing Order (including repeal or amendment by voter initiative as defined in the Michigan Constitution or by amendment of the Michigan Constitution) or take any other action in contravention of the State’s pledge in Section 10n(2) of the Statute, without paying just compensation to the Holders, as determined by a court of competent jurisdiction, if this action would constitute a permanent appropriation of a substantial property interest of the Holders in the Securitization Property and deprive the Holders of their reasonable expectations arising from their investment in the Securitization Bonds. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal of and interest on the Securitization Bonds.

(f) Assumptions. On the Closing Date, based upon the information available to the Seller on such date, the assumptions used in calculating the Distribution Securitization Charges and Power Supply Securitization Charges are reasonable and are made in good faith. Notwithstanding the foregoing, the Seller makes no representation or warranty, express or implied, that amounts actually collected arising from those Distribution Securitization Charges and Power Supply Securitization Charges will in fact be sufficient to meet the payment obligations on the Securitization Bonds or that the assumptions used in calculating such Distribution Securitization Charges and Power Supply Securitization Charges will in fact be realized.

(g) Creation of Distribution Securitization Property and Power Supply Securitization Property. Upon the effectiveness of the Financing Order and the transfer of the Distribution Securitization Property and Power Supply Securitization Property pursuant to this Sale Agreement:

(i) the rights and interests of the Seller under the Financing Order, including the right of the Seller and any Successor to impose, collect and receive the Securitization Charges authorized in the Financing Order, become “securitization property” as defined in the Statute;

(ii) the Securitization Property constitutes a present property right vested in the Issuer;

(iii) the Securitization Property includes the rights and interests of the Seller in the Financing Order, including the right of the Seller and any Successor to impose, collect and receive Securitization Charges from Customers, and including the right to obtain True-Up Adjustments, and all revenue, collections, payments, money and proceeds arising out of rights and interests created under the Financing Order;

(iv) the owner of the Securitization Property is legally entitled to bill Securitization Charges for a period not greater than 15 years (in respect of the Power Supply Securitization Property) or 6 years (in respect of the Distribution Securitization Property) after the date the corresponding Securitization Charges are first billed and to collect and post payments in respect of such Securitization Charges in the aggregate sufficient to pay the interest on and principal of the Securitization Bonds in accordance with the Indenture, to pay Ongoing Other Qualified Costs and to replenish the Capital Account to the Required Capital Level until the Securitization Bonds are Paid in Full, and the securitization rate class allocation percentages in the Financing Order do not prohibit the owner of the transferred Securitization Property from obtaining adjustments and effecting allocations to the Securitization Charges in order to collect payments of such amounts; and

(v) the Securitization Property is not subject to any Lien other than any Lien created in favor of the Indenture Trustee for the benefit of the Holders pursuant to the Indenture and perfected pursuant to the Statute.

(h) Nature of Representations and Warranties. The representations and warranties set forth in this Section 3.08, insofar as they involve conclusions of law, are made not on the basis that the Seller purports to be a legal expert or to be rendering legal advice, but rather to reflect the parties’ good faith understanding of the legal basis on which the parties are entering into this Sale Agreement and the other Basic Documents and the basis on which the Holders are purchasing the Securitization Bonds, and to reflect the parties’ agreement that, if such understanding turns out to be incorrect or inaccurate, the Seller will be obligated to indemnify the Issuer and its permitted assigns (to the extent required by and in accordance with Section 5.01), and that the Issuer and its permitted assigns will be entitled to enforce any rights and remedies under the Basic Documents on account of such inaccuracy to the same extent as if the Seller had breached any other representations or warranties hereunder.

(i) Prospectus. As of the date hereof, the information describing the Seller under the caption “Review of the Securitization Property” and “DTE Electric Company-The Depositor, Sponsor, Seller and Initial Servicer” in the Prospectus relating to the Securitization Bonds is true and correct in all material respects.

(j) Solvency. After giving effect to the sale of the Securitization Property hereunder, the Seller:

(i) is solvent and expects to remain solvent;

(ii) is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purpose;

(iii) is not engaged in nor does it expect to engage in a business for which its remaining property represents unreasonably small capital;

(iv) reasonably believes that it will be able to pay its debts as they come due; and

(v) is able to pay its debts as they mature and does not intend to incur, or believes that it will not incur, indebtedness that it will not be able to repay at its maturity.

(k) No Court Order. There is no order by any court providing for the revocation, alteration or other impairment of the Statute, the Financing Order, the Securitization Property or the Securitization Charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the Financing Order.

(l) Survival of Representations and Warranties. The representations and warranties set forth in this Section 3.08 shall survive the execution and delivery of this Sale Agreement and may not be waived by any party hereto except pursuant to a written agreement executed in accordance with Article VI and as to which the Rating Agency Condition has been satisfied.

SECTION 3.09. Limitations on Representations and Warranties. Without prejudice to any of the other rights of the parties, the Seller will not be in breach of any representation or warranty as a result of a change in law by means of any legislative enactment, constitutional amendment or voter initiative (if subsequently authorized). THE SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, THAT BILLED SECURITIZATION CHARGES WILL BE ACTUALLY COLLECTED FROM CUSTOMERS AND NO REPRESENTATION THAT AMOUNTS COLLECTED WILL BE SUFFICIENT TO MEET THE OBLIGATIONS ON THE SECURITIZATION BONDS.

ARTICLE IV.

COVENANTS OF THE SELLER

SECTION 4.01. Existence. Subject to Section 5.02, so long as any of the Securitization Bonds are Outstanding, the Seller (a) will keep in full force and effect its existence and remain in good standing under the laws of the jurisdiction of its organization, (b) will obtain and preserve its qualification to do business, in each case to the extent that in each such jurisdiction such existence or qualification is or shall be necessary to protect the validity and enforceability of this Sale Agreement, the other Basic Documents to which the Seller is a party and each other instrument or agreement to which the Seller is a party necessary or appropriate to the proper administration of this Sale Agreement and the transactions contemplated hereby or to the extent necessary for the Seller to perform its obligations hereunder or thereunder and (c) will continue to operate its electric distribution system to provide electric service to its Customers.

SECTION 4.02. No Liens. Except for the transfers under this Sale Agreement or any Lien under the Statute created for the benefit of the Issuer, the Holders of the Securitization Bonds or the Indenture Trustee, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any of the Securitization Property, or any interest therein, and the Seller shall defend the right, title and interest of the Issuer and of the Indenture Trustee, on behalf of the Holders, in, to and under the Securitization Property against all claims of third parties claiming through or under the Seller. DTE Electric, in its capacity as Seller, will not at any time assert any Lien against, or with respect to, any of the Securitization Property.

SECTION 4.03. Delivery of Collections.

(a) In the event that the Seller receives any Distribution Securitization Charge Collections, Power Supply Securitization Charge Collections or other payments in respect of the Securitization Charges or the proceeds thereof, other than in its capacity as the Servicer, the Seller agrees to pay to the Servicer, on behalf of the Issuer, all payments received by it in respect thereof as soon as practicable after receipt thereof. Prior to such remittance to the Servicer by the Seller, the Seller agrees that such amounts are held by it in trust for the Issuer and the Indenture Trustee.

(b) The Seller, the Indenture Trustee and the Issuer shall have entered into the Intercreditor Agreement with respect to the Securitization Bonds, the Series 2022A Securitization Bonds and the Series 2023A Securitization Bonds. The Seller shall not become a party to any future (i) trade receivables purchase and sale arrangement or similar arrangement under which it sells all or any portion of its accounts receivables owing from Customers who are obligated to pay the Securitization Charges unless the Indenture Trustee, the Seller and the other parties to such arrangement shall have entered into an amendment to the Intercreditor Agreement with the Issuer, the issuing entity of the Series 2022A Securitization Bonds, and the issuing entity of the Series 2023A Securitization Bonds, with such changes as may be agreed among the parties thereto so long as such changes do not materially and adversely affect any Holder’s rights in and to any Securitization Bond Collateral or otherwise under the Indenture, in connection therewith and the terms of the documentation evidencing such trade receivables purchase and sale arrangement or similar arrangement shall expressly exclude the Securitization Property (including the Securitization Charges) from any receivables or other assets pledged or sold under such arrangement or (ii) sale agreement selling to any other affiliate property consisting of charges similar to the Securitization Charges sold pursuant to this Sale Agreement, payable by Customers pursuant to the Statute or any similar law, unless the Seller and the other parties to such arrangement shall have amended and restated the Intercreditor Agreement.

SECTION 4.04. Notice of Liens. The Seller shall notify the Issuer and the Indenture Trustee promptly after becoming aware of any Lien on any of the Securitization Property, other than the transfers hereunder and any Lien pursuant to the Basic Documents or any lien under the Statute created for the benefit of the Issuer or the Holders, including the Lien in favor of the Indenture Trustee for the benefit of the Holders of the Securitization Bonds.

SECTION 4.05. Compliance with Law. The Seller hereby agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any Governmental Authority applicable to it, except to the extent that failure to so comply would not materially adversely affect the Issuer’s or the Indenture Trustee’s interests in the Securitization Property or under any of the Basic Documents to which the Seller is a party or of Seller’s performance of its obligations under this Sale Agreement or under any of the other Basic Documents to which it is a party.

SECTION 4.06. Covenants Related to Securitization Bonds and Securitization Property.

(a) So long as any of the Securitization Bonds are Outstanding, the Seller shall treat the Securitization Property as the Issuer’s property for all purposes other than financial reporting or tax purposes.

(b) So long as any of the Securitization Bonds are Outstanding, the Seller shall treat such Securitization Bonds as debt of the Issuer and not that of the Seller, except for financial reporting and tax purposes. For U.S. federal income tax purposes and, to the extent consistent with applicable state, local and other tax law, for purposes of state, local or other taxes, the Seller agrees to treat such Securitization Bonds as indebtedness of the Seller (as the sole owner of the Issuer) secured by the Securitization Bond Collateral unless otherwise required by appropriate taxing authorities.

(c) So long as any of the Securitization Bonds are Outstanding, the Seller shall disclose in its financial statements that the Issuer and not the Seller is the owner of the Securitization Property and that the assets of the Issuer are not available to pay creditors of the Seller or its Affiliates (other than the Issuer).

(d) So long as any of the Securitization Bonds are Outstanding, the Seller shall not own or purchase any Securitization Bonds.

(e) So long as the Securitization Bonds are Outstanding, the Seller shall disclose the effects of all transactions between the Seller and the Issuer in accordance with generally accepted accounting principles.

(f) The Seller agrees that, upon the sale by the Seller of the Securitization Property to the Issuer pursuant to this Sale Agreement, (i) to the fullest extent permitted by law, including applicable Commission Regulations and the Statute, the Issuer shall have all of the rights originally held by the Seller with respect to the Securitization Property, including the right (subject to the terms of the Servicing Agreement) to exercise any and all rights and remedies to collect any amounts payable by any Customer in respect of the Securitization Property, notwithstanding any objection or direction to the contrary by the Seller (and the Seller agrees not to make any such objection or to take any such contrary action) and (ii) any payment by any Customer directly to the Issuer shall discharge such Customer’s obligations, if any, in respect of the Securitization Property to the extent of such payment, notwithstanding any objection or direction to the contrary by the Seller.

(g) So long as any of the Securitization Bonds are Outstanding, (i) in all proceedings relating directly or indirectly to the Securitization Property, the Seller shall affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial reporting or tax purposes), (ii) the Seller shall not make any statement or reference in respect of the Securitization Property that is inconsistent with the ownership interest of the Issuer (other than for financial reporting or tax purposes), (iii) the Seller shall not take any action in respect of the Securitization Property except solely in its capacity as the Servicer thereof pursuant to the Servicing Agreement or as otherwise contemplated by the Basic Documents, and (iv) neither the Seller nor the Issuer shall take any action, file any tax return or make any election inconsistent with the treatment of the Issuer, for U.S. federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the Seller (or, if relevant, from another sole owner of the Issuer).

(h) So long as any of the Securitization Bonds are Outstanding, the Seller will not sell securitization property, or property similar to Securitization Property, under a separate financing order in connection with the issuance of additional securitization bonds or other similar bonds unless the Rating Agency Condition shall have been satisfied.

SECTION 4.07. Protection of Title. The Seller shall execute and file such filings, including, without limitation, filings with the Michigan Department of State pursuant to the Statute, and cause to be executed and filed such filings, all in such manner and in such places as may be required by law to fully preserve, maintain, protect and perfect the ownership interest of the Issuer, and the Back-Up Security Interest pursuant to Section 2.01, and the first priority security interest of the Indenture Trustee in the Securitization Property, including, without limitation, all filings required under the Statute and the applicable UCC relating to the transfer of the ownership of the rights and interest in the Securitization Property by the Seller to the Issuer or the pledge of the Issuer’s interest in the Securitization Property to the Indenture Trustee. The Seller shall deliver or cause to be delivered to the Issuer and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Seller shall institute any action or proceeding necessary to compel performance by the Commission, the State of Michigan or any of their respective agents of any of their obligations or duties under the Statute or the Financing Order and the Seller agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case as may be reasonably necessary

(a) to seek to protect the Issuer and the Secured Parties from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation set forth in Article III or any covenant set forth in Article IV and

(b) to seek to block or overturn any attempts to cause a repeal of, modification of or supplement to the Statute or the Financing Order, or the rights of Holders of the Securitization Bonds by legislative enactment or constitutional amendment that would be materially adverse to the Issuer or the Secured Parties or which would otherwise cause an impairment of the rights of the Issuer or the Secured Parties, and the Seller will pay the costs of any such actions or proceedings. The Seller’s obligations pursuant to this Section 4.07 shall survive and continue notwithstanding the fact that the payment of Operating Expenses pursuant to Section 8.02(e) of the Indenture may be delayed (it being understood that the Seller may be required to advance its own funds to satisfy its obligations hereunder).

SECTION 4.08. Nonpetition Covenants. Notwithstanding any prior termination of this Sale Agreement or the Indenture, the Seller shall not, prior to the date which is one year and one day after the termination of the Indenture and Payment in Full of the Securitization Bonds or any other amounts owed under the Indenture, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any U.S. federal or State bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

SECTION 4.09. Taxes. So long as any of the Securitization Bonds are Outstanding, the Seller shall, and shall cause each of its subsidiaries to, pay all taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on either of the Distribution Securitization Property or the Power Supply Securitization Property; provided, that no such tax need be paid if the Seller or one of its affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Seller or such affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

SECTION 4.10. Notice of Breach to Rating Agencies, Etc. Promptly after obtaining knowledge thereof, in the event of a breach in any material respect (without regard to any materiality qualifier contained in such representation, warranty or covenant) of any of the Seller’s representations, warranties or covenants contained herein, the Seller shall promptly notify the Issuer, the Indenture Trustee and the Rating Agencies of such breach. For the avoidance of doubt, any breach which would adversely affect scheduled payments on the Securitization Bonds will be deemed to be a material breach for purposes of this Section 4.10.

SECTION 4.11. Use of Proceeds. The Seller shall use the proceeds of the sale of the Securitization Property in accordance with the Financing Order and the Statute.

SECTION 4.12. Further Assurances. Upon the request of the Issuer, the Seller shall execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out the provisions and purposes of this Sale Agreement.

ARTICLE V.

THE SELLER

SECTION 5.01. Liability of Seller; Indemnities.

(a) The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Sale Agreement.

(b) The Seller shall indemnify the Issuer and the Indenture Trustee (for the benefit of the Secured Parties) and each of their respective officers, directors, employees, trustees, managers and agents for, and defend and hold harmless each such Person from and against, any and all taxes (other than taxes imposed on Holders as a result of their ownership of a Securitization Bond) that may at any time be imposed on or asserted against any such Person as a result of the sale of the Securitization Property to the Issuer, including any franchise, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes, but excluding any taxes imposed as a result of a failure of such Person to withhold or remit taxes with respect to payments on any Securitization Bond; it being understood that the Holders shall be entitled to enforce their rights against the Seller under this Section 5.01(b) solely through a cause of action brought for their benefit by the Indenture Trustee as set forth in the Indenture.

(c) The Seller shall indemnify the Issuer and the Indenture Trustee (for the benefit of the Secured Parties) and each of their respective officers, directors, employees, trustees, managers and agents for, and defend and hold harmless each such Person from and against, any and all taxes (other than taxes imposed on Holders as a result of their ownership of a Securitization Bond) that may at any time be imposed on or asserted against any such Person as a result of the Issuer’s ownership and assignment of the Securitization Property, the issuance and sale by the Issuer of the Securitization Bonds or the other transactions contemplated in the Basic Documents, including any franchise, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes, but excluding any taxes imposed as a result of a failure of such Person to withhold or remit taxes with respect to payments on any Securitization Bond.

(d) The Seller shall indemnify the Issuer, the Indenture Trustee (for the benefit of the Secured Parties) and each of their respective officers, directors, employees, trustees, managers and agents for, and defend and hold harmless each such Person from and against, all Losses that may be imposed on, incurred by or asserted against each such Person, in each case to the extent resulting from the Seller’s breach of any of its representations, warranties or covenants contained in this Sale Agreement.

(e) Indemnification under Sections 5.01(b), 5.01(c), 5.01(d) and 5.01(f) shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorneys’ fees and expenses), except as otherwise expressly provided in this Sale Agreement.

(f) The Seller shall indemnify the Indenture Trustee (for itself) and each Independent Manager, and any of their respective officers, directors, employees and agents (each, an “Indemnified Person”), for, and defend and hold harmless each such Person from and against, any and all Losses incurred by any of such Indemnified Persons as a result of the Seller’s breach of any of its representations and warranties or covenants contained in this Sale Agreement. The Seller shall not be required to indemnify an Indemnified Person for any amount paid or payable by such Indemnified Person in the settlement of any action, proceeding or investigation without the prior written consent of the Seller, which consent shall not be unreasonably withheld. Promptly after receipt by an Indemnified Person of notice of the commencement of any action, proceeding or investigation, such Indemnified Person shall, if a claim in respect thereof is to be made against the Seller under this Section 5.01(f), notify the Seller in writing of the commencement thereof. Failure by an Indemnified Person to so notify the Seller shall relieve the Seller from the obligation to indemnify and hold harmless such Indemnified Person under this Section 5.01(f) only to the extent that the Seller suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 5.01(f), the Seller shall be entitled to conduct and control, at its expense and with counsel of its choosing that is reasonably satisfactory to such Indemnified Person, the defense of any such action, proceeding or investigation (in which case the Seller shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided, that the Indemnified Person shall have the right to participate in such action, proceeding or investigation through counsel chosen by it and at its own expense. Notwithstanding the Seller’s election to assume the defense of any action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Seller shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the defendants in any such action include both the Indemnified Person and the Seller and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Seller, (ii) the Seller shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action, (iii) the Seller shall authorize the Indemnified Person to employ separate counsel at the expense of the Seller or (iv) in the case of the Indenture Trustee, such action exposes the Indenture Trustee to a material risk of criminal liability or forfeiture or a Servicer Default has occurred and is continuing. Notwithstanding the foregoing, the Seller shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons other than one local counsel, if appropriate.

(g) The Seller shall indemnify the Servicer (if the Servicer is not the Seller) for the costs of any action instituted by the Servicer pursuant to Section 5.02(d) of the Servicing Agreement which are not paid as Operating Expenses in accordance with the priorities set forth in Section 8.02(e) of the Indenture.

(h) The remedies provided in this Sale Agreement are the sole and exclusive remedies against the Seller for breach of its representations and warranties in this Sale Agreement.

(i) Indemnification under this Section 5.01 shall survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Statute or the Financing Order and shall survive the resignation or removal of the Indenture Trustee or the termination of this Sale Agreement and will rank pari passu with other general, unsecured obligations of the Seller. The Seller shall not indemnify any party under this Section 5.01 for any changes in law after the Closing Date, whether such changes in law are effected by means of any legislative enactment, any constitutional amendment or any final and non-appealable judicial decision.

SECTION 5.02. Merger, Conversion or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which the Seller may be merged, converted or consolidated and which is a Permitted Successor, (b) that may result from any merger, conversion or consolidation to which the Seller shall be a party and which is a Permitted Successor, (c) that may succeed to the properties and assets of the Seller substantially as a whole and which is a Permitted Successor, (d) which results from the division of the Seller into two or more Persons and which is a Permitted Successor, or (e) which otherwise succeeds to all or substantially all of the retail electric distribution business of the Seller (a “Permitted Successor”) and which Person in any of the foregoing cases executes an agreement of assumption to perform all of the obligations of the Seller hereunder (including the Seller’s obligations under Section 5.01 incurred at any time prior to or after the date of such assumption), shall be the successor to the Seller under this Sale Agreement without further act on the part of any of the parties to this Sale Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation, warranty or covenant made pursuant to Article III or Article IV shall have been breached and, if the Seller is the Servicer, no Servicer Default and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Seller shall have delivered to the Issuer and the Indenture Trustee an Officer’s Certificate and an

Opinion of Counsel from external counsel stating that such consolidation, conversion, merger, division or succession and such agreement of assumption complies with this Section 5.02 and that all conditions precedent, if any, provided for in this Sale Agreement relating to such transaction have been complied with, (iii) the Seller shall have delivered to the Issuer, the Indenture Trustee and each Rating Agency an Opinion of Counsel from external counsel of the Seller either (A) stating that, in the opinion of such counsel, all filings to be made by the Seller and the Issuer, including filings with the Commission pursuant to the Statute and the applicable UCC, have been executed and filed that are necessary to fully maintain the respective interests of the Issuer and the Indenture Trustee in the Securitization Property and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to maintain such interests, (iv) the Seller shall have delivered to the Issuer, the Indenture Trustee and each Rating Agency an Opinion of Counsel from independent tax counsel stating that, for U.S. federal income tax purposes, such consolidation, conversion, merger, division or succession and such agreement of assumption will not result in a material adverse U.S. federal income tax consequence to the Issuer or the Holders of Securitization Bonds and (v) the Seller shall have given each Rating Agency prior written notice of such transaction. When any Person (or more than one Person) acquires the properties and assets of the Seller substantially as a whole or otherwise becomes the successor, by merger, conversion, consolidation, sale, transfer, lease or otherwise, to all or substantially all the assets of the retail electric distribution business of the Seller in accordance with the terms of this Section 5.02, then, upon satisfaction of all of the other conditions of this Section 5.02, the preceding Seller shall automatically and without further notice be released from all of its obligations hereunder.

SECTION 5.03. Limitation on Liability of Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising hereunder. Subject to Section 4.07, the Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Sale Agreement and that in its opinion may involve it in any expense or liability.

ARTICLE VI.

MISCELLANEOUS PROVISIONS

SECTION 6.01. Amendment. This Sale Agreement may be amended in writing by the Seller and the Issuer with ten Business Days’ prior written notice given to the Rating Agencies, but without the consent of any of the Holders, (i) to cure any ambiguity, to correct or supplement any provisions in this Sale Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Sale Agreement or of modifying in any manner the rights of the Holders; provided, however, that such action shall not, as evidenced by an Officer’s Certificate delivered to the Issuer and the Indenture Trustee, adversely affect in any material respect the interests of any Holder or (ii) to conform the provisions hereof to the description of this Sale Agreement in the Prospectus.

In addition, this Sale Agreement may be amended in writing by the Seller and the Issuer with (i) the prior written consent of the Indenture Trustee, (ii) the satisfaction of the Rating Agency Condition, and (iii) if any amendment would adversely affect in any material respect the interest of any Holder of the Securitization Bonds, the consent of a majority of the Holders of each affected Tranche of Securitization Bonds. In determining whether a majority of Holders have consented, Securitization Bonds owned by the Issuer, Seller or any Affiliate of the Issuer or Seller shall be disregarded, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such consent, the Indenture Trustee shall only be required to disregard any Securitization Bonds it actually knows to be so owned. Promptly after the execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies.

It shall not be necessary for the consent of Holders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

Prior to the execution of any amendment to this Sale Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and rely upon (i) an Opinion of Counsel from external counsel of the Seller stating that the execution of such amendment is authorized or permitted by this Sale Agreement and that all conditions precedent have been satisfied and (ii) the Opinion of Counsel referred to in Section 3.01(c)(i) of the Servicing Agreement. The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee’s own rights, duties or immunities under this Sale Agreement or otherwise.

SECTION 6.02. Notices. Any notice, report or other communication given hereunder shall be in writing and shall be effective (i) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (ii) upon receipt when sent by an overnight courier, (iii) on the date personally delivered to an authorized officer of the party to which sent or (iv) on the date transmitted by electronic transmission (including email) with a confirmation of receipt in all cases, addressed as follows:

(a) in the case of the Seller, to DTE Electric Company, at One Energy Plaza, Detroit, Michigan 48226-1221, Attention: Timothy J. Lepczyk, Assistant Treasurer, Telephone 313-235-4000;

(b) in the case of the Issuer, to DTE Electric Securitization Funding III LLC, at c/o DTE Electric Company, One Energy Plaza, Detroit, Michigan 48226-1221, Attention: Timothy J. Lepczyk, Secretary, Telephone: 313-235-4000;

(c) in the case of the Indenture Trustee, to the Corporate Trust Office;

(d) in the case of Moody’s, to Moody’s Investors Service, Inc., ABS/RMBS Monitoring Department, 25th Floor, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Email: servicerreports@moodys.com (for servicer reports and other reports) and ABSCORMonitoring@moodys.com (for notices); and

(e) in the case of S&P, to S&P Global Ratings, a division of S&P Global Inc., Structured Credit Surveillance, 55 Water Street, New York, New York 10041, Telephone: (212) 438-8991, Email: servicer_reports@spglobal.com (all such notices to be delivered to S&P in writing by email).

Each Person listed above may, by notice given in accordance herewith to the other Person or Persons listed above, designate any further or different address to which subsequent notices, reports and other communications shall be sent.

SECTION 6.03. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02, this Sale Agreement may not be assigned by the Seller.

SECTION 6.04. Limitations on Rights of Third Parties. The provisions of this Sale Agreement are solely for the benefit of the Seller, the Issuer, the Indenture Trustee (for the benefit of the Secured Parties) and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Sale Agreement. Nothing in this Sale Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Distribution Securitization Property and the Power Supply Securitization Property or under or in respect of this Sale Agreement or any covenants, conditions or provisions contained herein.

SECTION 6.05. Severability. Any provision of this Sale Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.06. Separate Counterparts. This Sale Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The parties hereto agree that this Sale Agreement may be electronically signed, that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by AdobeSign, DocuSign, Diligent Board or any other digital signature provider as specified and agreed upon in writing to the other parties) appearing on this Sale Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Sale Agreement may be made by email or other electronic transmission.

SECTION 6.07. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 6.08. Governing Law. THIS SALE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 6.09. Assignment to Indenture Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Secured Parties of all right, title and interest of the Issuer in, to and under this Sale Agreement, the Securitization Property and the proceeds thereof and the assignment of any or all of the Issuer’s rights hereunder to the Indenture Trustee for the benefit of the Secured Parties. For the avoidance of doubt, the Indenture Trustee is a third party beneficiary of this Sale Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

SECTION 6.10. Limitation of Liability. It is expressly understood and agreed by the parties hereto that this Sale Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee on behalf of the Secured Parties, in the exercise of the powers and authority conferred and vested in it. The Indenture Trustee in acting hereunder is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

SECTION 6.11. Waivers. Any term or provision of this Sale Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof; provided, however, that no such waiver delivered by the Issuer shall be effective unless the Indenture Trustee has given its prior written consent thereto. Any such waiver shall be validly and sufficiently authorized for the purposes of this Sale Agreement if, as to any party, it is authorized in writing by an authorized representative of such party, with prompt written notice of any such waiver to be provided to the Rating Agencies. The failure of any party hereto to enforce at any time any provision of this Sale Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Sale Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Sale Agreement shall be held to constitute a waiver of any other or subsequent breach.

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK}

IN WITNESS WHEREOF, the parties hereto have caused this Sale Agreement to be duly executed by their respective officers as of the day and year first above written.

DTE ELECTRIC SECURITIZATION FUNDING III LLC
as Issuer

By:
Name: Timothy J. Lepczyk
Title: Secretary

DTE ELECTRIC COMPANY
as Seller

By:
Name: Timothy J. Lepczyk
Title: Assistant Treasurer

ACKNOWLEDGED AND ACCEPTED:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION not in its individual capacity, but solely in its capacity as Indenture Trustee

By:
Name: Matthew M. Smith
Title: Vice President

Signature Page to Securitization Property Purchase and Sale Agreement

EXHIBIT A

FORM OF BILL OF SALE

See attached

BILL OF SALE

This Bill of Sale is being delivered pursuant to the Securitization Property Purchase and Sale Agreement, dated as of [Closing Date], 2026 (the “Sale Agreement”), by and between DTE Electric Company (the “Seller”) and DTE Electric Securitization Funding III LLC (the “Issuer”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement.

In consideration of the Issuer’s delivery to or upon the order of the Seller of $[ ] for the Distribution Securitization Property and $[ ] for the Power Supply Securitization Property, the Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse or warranty, except as set forth in the Sale Agreement, all right, title and interests of the Seller in and to the Distribution Securitization Property and the Power Supply Securitization Property (collectively, the “Securitization Property”) created or arising under the Financing Order dated [ ], 2026 issued by the Michigan Public Service Commission under the Statute (such sale, transfer, assignment, setting over and conveyance of the Securitization Property includes, to the fullest extent permitted by the Statute, the property, rights and interest of DTE Electric Company under the Financing Order, including the right to impose, collect and receive Distribution Securitization Charges and Power Supply Securitization Charges (collectively, the “Securitization Charges”), the right to obtain True-Up Adjustments and all revenue, collections, payments, moneys and proceeds arising out of the rights and interests created under the Financing Order. Such sale, transfer, assignment, setting over and conveyance of the Securitization Property is hereby expressly stated to be a sale or other absolute transfer and, pursuant to Section 10l(1) of the Statute, shall be treated as a true sale and not as a secured transaction. The Seller and the Issuer agree that after giving effect to the sale, transfer, assignment, setting over and conveyance contemplated hereby the Seller has no right, title or interest in or to the Securitization Property to which a security interest could attach because (i) it has sold, transferred, assigned, set over and conveyed all right, title and interest in and to the Securitization Property to the Issuer, (ii) as provided in Section 10l(1) of the Statute, legal and equitable title shall have passed to the Issuer and (iii) as provided in Section 10m(3) of the Statute, appropriate financing statements have been filed and such transfer of the Securitization Property is perfected against all third parties, including subsequent judicial or other lien creditors. If such sale, transfer, assignment, setting over and conveyance is held by any court of competent jurisdiction not to be a true sale as provided in Section 10l(1) of the Statute, then such sale, transfer, assignment, setting over and conveyance shall be treated as a pledge of the Securitization Property and as the creation of a security interest (within the meaning of the Statute and/or the applicable UCC) in the Securitization Property and, without prejudice to its position that it has absolutely transferred all of its rights in the Securitization Property to the Issuer, the Seller hereby grants a security interest in the Securitization Property to the Issuer (and to the Indenture Trustee for the benefit of the Secured Parties) to secure their respective rights under the Basic Documents to receive the Securitization Charges and all other Securitization Property.

The Issuer does hereby purchase the Securitization Property from the Seller for the consideration set forth in the preceding paragraph.

The Seller and the Issuer each acknowledge and agree that the purchase price for the Securitization Property sold pursuant to this Bill of Sale and the Sale Agreement is equal to its fair market value at the time of sale.

The Seller confirms that (i) each of the representations and warranties on the part of the Seller contained in the Sale Agreement are true and correct in all respects on the date hereof as if made on the date hereof and (ii) each condition precedent that must be satisfied under Section 2.02 of the Sale Agreement has been satisfied upon or prior to the execution and delivery of this Bill of Sale by the Seller.

This Bill of Sale may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

THIS BILL OF SALE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

IN WITNESS WHEREOF, the Seller and the Issuer have duly executed this Bill of Sale as of this [ ] day of [ ], 2026.

DTE ELECTRIC SECURITIZATION FUNDING III LLC,
as Issuer

By:
Name: Timothy J. Lepczyk
Title: Secretary

DTE ELECTRIC COMPANY,
as Seller

By:
Name: Timothy J. Lepczyk
Title: Assistant Treasurer